Exhibit (a)(ix) under Form N-1A
                                          Exhibit (3)(i) under Item 601/Reg. S-K
                                 AMENDMENT #16
                          TO THE RESTATED AND AMENDED
                              DECLARATION OF TRUST
                     FEDERATED INCOME SECURITIES TRUST

                             Dated May 19, 2000

      This Declaration of Trust is amended as follows:

      Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                       Federated Capital Income Fund
                               Class A Shares
                               Class B Shares
                               Class C Shares
                               Class F Shares
               Federated Fund for U. S. Government Securities
                               Class A Shares
                               Class B Shares
                               Class C Shares
                 Federated Intermediate Corporate Bond Fund
                        Institutional Service Shares
                            Institutional Shares
                  Federated Muni and Stock Advantage Fund
                               Class A Shares
                               Class B Shares
                               Class C Shares
                               Class F Shares
                      Federated Real Return Bond Fund
                               Class A Shares
                               Class C Shares
                            Institutional Shares
                      Federated Short-Term Income Fund
                               Class A Shares
                               Class Y Shares
                        Institutional Service Shares
                            Institutional Shares
                  Federated Stock and California Muni Fund
                               Class A Shares
                               Class C Shares

The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 18th day of May, 2007.


      WITNESS the due execution hereof this 18th day of May, 2007.



/s/ John F. Donahue                  /s/ Peter E. Madden
John F. Donahue                      Peter E. Madden

/s/ Thomas G. Bigley                 /s/ Charles F. Mansfield, Jr.
Thomas G. Bigley                     Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.              /s/ John E. Murray, Jr.
John T. Conroy, Jr.                  John E. Murray, Jr.

/s/ Nicholas P. Constantakis         /s/ Thomas M. O'Neill
Nicholas P. Constantakis             Thomas M. O'Neill

/s/ John F. Cunningham               /s/ Marjorie P. Smuts
John F. Cunningham                   Marjorie P. Smuts

/s/ J. Christopher Donahue           /s/ John S. Walsh
J. Christopher Donahue               John S. Walsh

/s/ Lawrence D. Ellis, M.D.          /s/ James F. Will
Lawrence D. Ellis, M.D.              James F. Will